UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2007
(Date of earliest event reported)

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
541710
(Primary Standard Industrial Classification Code)
7101 Highway 71 West -Suite 200
Austin, Texas	78735
(Address of principle executive offices)	(Zip Code)

(512) 288-8528
Issuer’s telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 11, 2006, our wholly owned subsidiary, Sentry Power Technology, Inc. (“SPT”) and we entered into an Asset Purchase Agreement (the “Agreement”) with Sentry Power, LLC (“Sentry LLC”). Pursuant to the terms of the Agreement, SPT acquired the assets of Sentry LLC for a total purchase price of $1,195,000 which was paid at closing by issuing $960,000 worth of our restricted common stock (the “Power Shares”). Additionally, SPT assumed $235,000 in debt then owed by Sentry LLC on a Secured Promissory Note dated April 7, 2006 payable to CSI Business Finance, Inc. (“CSI”) (the “CSI Note”). Pursuant to a Guaranty Agreement with CSI, dated May 16, 2006, the Company guaranteed payment of the CSI Note. The CSI Note bears interest at the rate of 18% per annum and was due and payable on May 15, 2007.

On May 15, 2007 CSI agreed to modify and extend the due date on the CSI Note from May 15, 2007, so that all principal and accrued and unpaid interest on the CSI Note shall be due and payable in full on June 30, 2007.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit 10.1     CSI Business Finance, Inc. Note Extension letter agreement dated May 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER TECHNOLOGY, INC.

Date: May 17, 2007	By:	/s/ Bernard J. Walter
Bernard J. Walter Chief Executive Officer and President